                                                                     EXHIBIT 3.1

                          Certificate of Incorporation
                                       of
                          Alpha Hospitality Corporation

            FIRST: The name of the Corporation is: Alpha Hospitality Corporation
(the "Corporation").

            SECOND:  The  registered  office of the  corporation  and registered agent in the State of Delaware is to be located at 32  Loockerman  Square,  Suite
L-100 in the City of Dover,  County of Kent. The name of its registered agent is
The Prentice-Mall Corporation System, Inc.

            THIRD:  The nature of the  business,  and the objects  and  purposes proposed to be transacted, promoted and carried on, are to do any and all things herein  mentioned,  as fully and to the same extent as natural  persons might or could do, and in any part of the world, viz:

            To do any  lawful  act or  thing  for  which  a  corporation  may be organized  under  the  General  Corporation  Law of the State of  Delaware  (the
"GCL").

            FOURTH:   The  aggregate   number  of  shares  of  stock  which  the
corporation shall have authority to issue is Six Million (6,000,000) with a par value of one cent  ($.01) per share,  all of which shall be  designated  "Common
Stock".

            FIFTH:  Thw name and mailing address of the Incorporator is:

                       Spencer McAdams
                       c/o Olshan Grundman Frome & Rosenzweig
                       505 Park Avenue
                       New York, New York 10022

            SIXTH:  A. A director  of the  Corporation  shall not be  personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary  duty as a director,  except for  liability  (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions  not in good faith or which  involve  intentional  misconduct  or a knowing  violation of law,  (iii) under  Section 174 of the GCL, or (iv) for any transaction from which this director derived an improper  personal  benefit.  If the GCL is amended to authorize corporate action further eliminating or limiting the personal  liability of  directors,  then the  liability of a director of the
Corporation  shall be eliminated or limited to the fullest  extent  permitted by the GCL, as so amended.  Any repeal or  modification  of this Paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection  of a director of the  Corporation  with respect to events  occurring prior to the time of such repeal or modification.

            B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved  in any  action,  suit,  or  proceeding,  whether civil, criminal,  administrative or investigative  (hereinafter a "proceeding"), by  reason of the fact that he or she or a person of whom he or she is the legal representative  is or  was  a  director,  officer,  employee  or  agent  of  the
Corporation  or is or was  serving  at the  request  of  the  Corporation,  as a director,  officer  or  employee  or  agent  of  another  corporation  or  of  a partnership,  joint venture, trust or other enterprise,  including service with respect to  employee  benefit  plans,  whether the basis of such  proceeding  is alleged action in an official capacity as a director, officer, employee or agent or in any other  capacity  while  serving as a  director,  officer,  employee or agent,  shall bo indemnified and held harmless by the Corporation to the fullest extent  authorized  by the GCL as the same  exists or may  hereafter  be amended
(but, in the case of any such amendment,  only to the extent that such amendment permits the Corporation to provide broader  indemnification rights than said law permitted  the  Corporation  to provide  prior to such  amendment),  against all expense, liability and loss (including attorneys fees,) judgments,  fines, ERISA excise  taxes  or  penalties  and  amounts  paid or to be  paid  in  settlement)
reasonably incurred or suffered by such person in connection  therewith and such indemnification  shall  continue as to a person who has ceased to be a director, officer, employoyee or agent and shall inure to the benefit of his or her heirs, executors  and  administrators;  provided,  however,  that except as provided in paragraph (2) of this Paragraph B with respect to proceedings seeking to enforce rights to  indemnification,  the  Corporation  shall  indemnify  any such person seeking  indemnification  in  connection  with a  proceeding  (or part  thereof)
initiated  by  such  person  only if  such  proceeding  (or  part  thereof)  was authorized  by  the  Board  of  Directors  of  the  Corporation.  The  right  to indemnification  conferred  in this  Paragraph  B shall be a contract  right and shall include the right to be paid by the Corporation  the expenses  incurred in defending  any such  proceeding in advance of its final  disposition;  provided, however,  that if the GCL requires,  the payment of such expenses  incurred by a director or officer in his or her  capacity as a director or officer (and not in any other  capacity) in which  service was or is rendered by such person while a director  or  officer,  including,  without  limitation,  service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the  Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall  ultimately  be determined that such director or officer is not entitled to be indemnified under this Paragraph B or otherwise.

                                      -2-

            (2) If a claim under  paragraph (1) of this  Paragraph B is not paid in full by the  Corporation  within  thirty days after a written  claim has been received by the Corporation,  the claimant may at any time thereafter bring suit against  the  Corporation  to  recover  the unpaid  amount of the claim and,  if succesful in whole or in part,  the  claimant  shall be entitled to be paid also the expense of prosecuting  such claim. It shall be a defense to any such action
(other  than an action  brought  to  enforce a claim for  expenses  incurred  in defending any proceeding in advance of its final  disposition where the required undertaking,  if any is required,  has been tendered to the Corporation) that he claimant has not met the  standards of conduct which make it  permissible  under the act for the Corporation to indemnify the claimant for the amount claimed but the burden of proving  such  defense  shall be on the  Corporation.  Neither the failure of the Corporation (including its Board of Directors,  independent legal counsel or stockholders) to have made a determination  prior to the commencement
of  such  action  that   indemnification  of  the  claimant  is  proper  in  the
circumstances  because he or she has met the applicable  standard of conduct set forth in the GCL, nor an actual determination by the Corporation  (including its
Board of Directors, independent legal counsel or stockholders) that the claimant has not met such  applicable  standard  of  conduct,  shall be a defense  to the action or create a  presumption  that the  claimant  has not met the  applicable standard of conduct.

                 (3) The right to  indemnification  and the  payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this  Paragraph B shall not be  exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of
incorporation,   By-Laws,  agreement,  vote  of  stockholders  or  disinterested directors or otherwise.

                 (4) The Corporation may maintain insurance,  at its expense, to protect itself and any director, officer employee or agent of the Corporation or another  corporation,  partnership,  joint  venture,  trust or other  enterprise against any expense,  liability or loss,  whether or not the  Corporation  would have the power to indemnify such person against such expense,  liability or loss under the GCL.

                 (5) The Corporation may, to the extent  authorized from time to time by the Board of Directors,  grant rights to indemnification,  and rights to be paid by the Corporation for the expenses incurred in defending any proceeding in  advance of its final  disposition,  to any agent of the  Corporation  to the fullest  extent  of the  provisions  of this  Paragraph  B with  respect  to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                      -3-

                 SEVENTH:  In  addition  to any other  considerations  which the
Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking  corporate action on any matter,  including  proposing any matter to the  stockholders of the  Corporation,  the Board of Directors may
take  into  account  the  long-term  as  well  as  short-term  interests  of the
Corporation and its stockholders (including the possibility that these interests may be best  served  by the  continued  independence  of the  Corporation),  the interests of creditors,  customers,  employees and other  constituencies  of the
Corporation and its  subsidiaries  and the effect upon  communities in which the
Corporation and its subsidiaries do business.

                 EIGHTH:  In  furtherance  and not in  limitation  of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors
(and any committee of the Board of Directors)  is expressly  authorized,  to the extent  permitted  by law,  to take such  action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction  which may result in a change in control of the  Corporation  which is proposed or initiated by such person or
(B) contest or oppose any such transaction  which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation,  including,  without  limitation,  the adoption of plans or the issuance of rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation,  which rights,  options, capital stock, notes,  evidences of indebtedness and other securities (i) may be exchangeable  for or convertible into cash or other securities on such terms and conditions  as may be  determined  by the Board or such  Committee  and (ii) may provide for the treatment of any holder or class of holders  thereof  designated by the  Board of  Directors  or any such  committee  in  respect  of the  terms, conditions,  provisions and rights of such  securities  which is different from, and unequal to, the terms,  conditions,  provisions and rights applicable to all other holders thereof,

            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision  contained in this  Certificate of  Incorporation,  and any other provisions  authorized by the laws of the state of Delaware at the time in force may be added or  inserted,  subject to the  limitations  set forth in this
Certificate of Incorporation and in the manner now or hereafter  provided herein by statute,  and all rights,  preferences  and  privileges of whatsoever  nature conferred upon stockholders, directors or any other persons whomsoever by

                                      -4-

and  pursuant to this  certificate  of  incrporation  in its present  form or as amended are granted subject to the rights reserved in this Article NINTH.

            IN  WITNES  WHEREOF,  I have  hereunto  set my hand this 19th day of
March, 1993.

                                   /s/ Spencer McAdams
                                   --------------------------------
                                   Spencer McAdams
                                   Sole Incorporator